INDUSTRIAL POWER CONTRACT
                                     Between
                 TALLAHATCHIE VALLEY ELECTRIC POWER ASSOCIATION
                                       And
                         LSP ENERGY LIMITED PARTNERSHIP

            THIS CONTRACT, made and entered into as of the 10th day of May, 2000, by and between TALLAHATCHIE VALLEY ELECTRIC POWER ASSOCIATION (Distributor), a cooperative corporation created and existing under and by virtue of the laws of the State of Mississippi, and LSP ENERGY LIMITED PARTNERSHIP (Company), a limited partnership created and existing under and by virtue of the laws of the State of Delaware;

                              W I T N E S S E T H:

            WHEREAS, Company is constructing a facility for the generation and sale of electric capacity and associated energy, which facility is to be located in the Panola County, Mississippi (Facility); and,

            WHEREAS, Company and Tennessee Valley Authority (TVA) have entered into an interconnection agreement dated July 22, 1998, as amended
(Interconnection Agreement), providing for Company to transmit energy from its Facility to TVA's transmission system; and

            WHEREAS, Company has requested that Distributor provide power and energy to Company under Distributor's industrial startup power program for a period of six months, during initial startup and testing of the Facility; and

            WHEREAS, Company has requested that Distributor continue to supply firm power and energy to Company for operation of its Facility after said startup period; and

            WHEREAS, the parties wish to agree upon the terms and conditions under which electric power and energy will be made available by Distributor to Company,

            NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements set forth below, the parties mutually agree as follows:

SECTION 1 - DEFINITION OF TERMS

      1.1 "Meter-Reading Time" for any calendar month shall mean 0000 hours CST or CDT, whichever is currently effective, on the first day of the following calendar month, except that Distributor may change the time and date of the meter reading upon notice to Company.

      1.2 "Period 1" shall mean the period of time that Distributor provides power to Company in accordance with Distributor's industrial startup power program, which shall begin when this contract becomes effective and continue through the Meter-Reading Time for the month of September 2000.

      1.3 "Period 2" shall mean the remaining term of this contract from and after the end of Period 1.

      1.4 "Rate Schedule" shall mean (a) the Distributor's General Power Rate--Schedule GSB during Period 1 and (b) the Distributor's General Power Rate--Schedule GSA during Period 2, which schedules are attached to and made a part of this contract, as they may be modified, changed, replaced, or adjusted from time to time as provided under contractual arrangements between Distributor and TVA, Distributor's supplier of power.

      1.5 "Demand Ratchet" shall mean the exception language set out in the section headed "Determination of Demand" of the Rate Schedule which establishes the level below which firm billing demand cannot fall.

SECTION 2 - POWER AVAILABILITY

      Subject to the other provisions of this contract, Distributor shall make firm power available to Company in the respective amounts indicated in the tabulation set forth below during each of the listed periods, which amounts shall be the "firm contract demand":

                         PERIOD                 AVAILABILITY OF FIRM POWER
                         ------                 --------------------------

                         Period 1                        8,000 kW
                         Period 2                        5,000 kW

SECTION 3 - TERM OF CONTRACT

      3.1 Contract Term. This contract shall become effective as of April 1, 2000 (Effective Date). It shall continue in effect for an initial term through the first Meter-Reading Time that falls at least 1 year after the Effective Date and, unless sooner terminated as provided below, shall be automatically extended from year to year thereafter through the first Meter-Reading Time that falls at least 10 years after the Effective Date.

      3.2 Termination. This contract may be terminated by either party at the end of the initial term or at any time after the end of the initial term, upon at least 90 days' prior written notice.

SECTION 4 - DELIVERY VOLTAGE

      The power made available under this contract shall be delivered at a nominal voltage of 161,000 volts, subject to the provisions of section 1.1 of the attached Terms and Conditions.

SECTION 5 - DELIVERY POINT

      5.1 Point of Delivery. The point of delivery (Delivery Point) for power and energy made available to Company under this contract shall be the point of interconnection of TVA's facilities and Company's facilities at Company's dead-end structure at TVA's Batesville 161-kV Substation.

      5.2 Metering. It is recognized that the Interconnection Agreement provides for Company to install, operate, and maintain meters and associated metering equipment (Metering Installation) at Company's 161-kV substation that is provided for under the Interconnection Agreement. Company hereby grants to Distributor for the use of TVA the right to use the Metering Installation to determine the amounts of power and energy taken by Company at the Delivery Point under this contract and TVA shall have free access at all times. All amounts measured by the Metering Installation shall be appropriately adjusted, if necessary, to reflect delivery at the Delivery Point, and such adjusted amounts shall be the quantities delivered to Company at the Delivery Point for all purposes. Company shall furnish TVA with the loss data for Company's facilities needed to allow TVA to make such adjustments.

      For TVA's metering purposes, Company shall provide and install (or have installed) a telephone circuit (Circuit) and any other equipment necessary to access the meters in the Metering Installation. The installation shall be in accordance with guidelines and specifications furnished or approved by TVA. Company shall install and then operate and maintain the Circuit and other equipment at its expense.

      The Metering Installation shall be for TVA's exclusive use and control, unless otherwise agreed by TVA, and may be used by TVA separately or in conjunction with any other metering facilities of TVA. TVA will place its seals on the meters and metering facilities, and Company shall not break said seals except upon request by TVA.

SECTION 6 - RATES

      6.1 Monthly Payment of Charges. Company shall pay Distributor monthly For power and energy available under this contract. Each and every charge and payment provided for under this contract shall be separate and cumulative and except as may be otherwise provided shall be in accordance with the rates and provisions of the Rate Schedule.

      6.2 Minimum Bill. It is expressly recognized and agreed that during the term of this contract, the minimum bill for power and energy for any billing period, shall be the minimum bill (applicable to consumers of the same class as Company) specified in the Rate Schedule.

      6.3 Demand Ratchet. It is recognized that in accordance with the Distributor's startup power program, Company's takings during Period 1 shall not be applicable for purposes of applying the Demand Ratchet after that period. Accordingly, for purposes of applying the Demand Ratchet to determine Company's charges for the first 12 billing months of Period 2, the words "the highest billing demand established during the preceding 12 months" shall be replaced by "the highest billing demand established during Period 2."

      6.4 Conflicts. In the event of any conflict between the Rate Schedule and the body of this contract or the Terms and Conditions, either the body of this contract or the Terms and Conditions, as the case may be, shall control.

SECTION 7 - NOTICES

      7.1 Persons to Receive Notice.

      Any notice to Company required by this contract shall be deemed properly given if mailed, postage prepaid, to;

          Batesville Project Manager
          LSP Energy Limited Partnership
          c/o LS Power, LLC:
          Two Tower Center, 20th Floor
          East Brunswick, New Jersey 08816

      with a copy and all invoices sent to:

          Batesville Project Manager
          LSP Energy Limited Partnership
          200 Industrial Drive
          Batesville, Mississippi 38606.

      Any notice to Distributor required by this contract shall be deemed properly given if mailed, postage prepaid, to:

         General Manager
         Tallahatchie Valley Electric Power Association
         Post Office Box 513
         Batesville, Mississippi 38606-0513.

      7.2 Changes in Persons to Receive Notice. The designation of the person to be so notified, or the address of such person, may be changed at any time and from time to time by any party by similar notice.

SECTION 8 - INCORPORATION OF TERMS AND CONDITIONS

      The attached Terms and Conditions are made a part of this contract. In the event of any conflict between the body of this contract and the Terms and Conditions, the former shall control.

            IN WITNESS WHEREOF, the parties to this contract have caused it to be executed by their duly authorized representatives, as of the day and year first above written.

                                      TALLAHATCHIE VALLEY
Attest:                               ELECTRIC POWER ASSOCIATION

/s/ [ILLEGIBLE]                       By  /s/ [ILLEGIBLE]
- ---------------------------               ----------------------------
Secretary                                 President


                                      LSP ENERGY LIMITED PARTNERSHIP
Attest:                               By: LSP ENERGY, INC., its general partner

/s/ Frank Hardenbergh                 By  /s/ Michael P. Witzing
- ---------------------------               ----------------------------
Title: Secretary                          Title: Vice President

Approved by:

TENNESSEE VALLEY AUTHORITY

By:
    ----------------------------------
    Manager, Pricing
    Customer Service and Marketing

                              TERMS AND CONDITIONS
                                  (Firm Power)

SECTION 1 - CONDITIONS OF DELIVERY

      1.1   Delivery Voltage and Frequency

            The power made available at the delivery point specified in this contract shall be in the form of 3-phase alternating current and at a frequency of approximately 60 hertz. Except for temporary periods of abnormal operating conditions, voltage variations shall not exceed 7 percent up or down from a normal voltage to be determined from operating experience. Maintenance by Distributor at the point of delivery of the above-stated frequency and voltage within the above-stated limits shall constitute availability of power for purposes of this contract.

      1.2   Protective Equipment

            Neither Distributor nor TVA shall be obligated to provide equipment for the protection of Company's lines, facilities, or equipment, but Distributor or TVA, as the case may be, may provide such protective equipment as it deems necessary for the protection of its own property and operations. The electrical equipment installed by Company shall, in Distributor's and TVA's judgment, be capable of satisfactory coordination with any protective equipment installed by Distributor. Company shall exercise all reasonable precautions and install all equipment necessary to limit its total demand to the amount to which it is entitled under this contract.

      1.3   Phase Balancing

            Company shall endeavor to take and use power and energy in such manner that the current will be reasonably balanced on the three phases. In the event that any check indicates that the current on the most heavily loaded phase exceeds the current on either of the other phases by more than 20 percent, Company shall make at its expense, upon request, the changes necessary to correct the unbalanced condition. If an unbalanced condition is not corrected within 60 days, or such other period as may be agreed upon, Distributor may elect to meter the load on individual phases and compute the total demand as being equal to three times the maximum kW load on any phase. For all purposes under this contract, the load on any phase shall be the load measured by a wattmeter connected with its current coil in that phase wire and its potential coil connected between that phase wire and the neutral voltage point.

      1.4   Interference With Availability of Power

            The term "force majeure" shall be deemed to be a cause reasonably beyond the control of Distributor, such as, but without limitation to, injunction, administrative order, strike of employees, war, invasion, fire, accident, floods, backwater caused by floods, acts of God, or inability to obtain or ship essential services, materials, or equipment because of the effect of similar causes on suppliers or carriers. Acts of God shall include without limitation the effects of drought if the drought is of such severity as to have a probability of occurrence not more often than an average of once in 40 years.

            It is recognized by the parties that the availability of power to Company may be interrupted or curtailed from time to time during the term of this contract because of force majeure or otherwise. Company shall be solely responsible for providing and maintaining such equipment in its plant and such emergency operating procedures as may be required to safeguard persons on its property, its property, and its operations from the effects of such interruptions or curtailments. Company assumes all risk of loss, injury, or damage to Company resulting from such interruptions or curtailments.

SECTION 2 - FACILITIES

      Company grants to Distributor for its use and the use of TVA, without cost to either of them, such rights in, on, over, and across Company's property as may be necessary or desirable in connection with the installation, maintenance, operation, repair, and replacement of any electrical facilities required to serve Company. Notwithstanding anything in this contract which might be construed to the contrary, any of the transmission facilities used in supplying power to Company under this contract may be used in serving other loads in any manner which Distributor or TVA may deem necessary or desirable.

SECTION 3 - RULES AND REGULATIONS

      The power and energy made available to Company by Distributor under this contract shall be delivered, taken, and paid for in accordance with the terms of this contract and the Schedule of Rules and Regulations of Distributor (as amended, supplemented, or replaced). In the event of any conflict between the provisions of that Schedule and the other provisions of this contract, the latter shall control.

SECTION 4 - WAIVERS

      A waiver of one or more defaults under this contract shall not be considered a waiver of any other or subsequent default.

SECTION 5 - SUCCESSORS AND ASSIGNS

      This contract may be assigned by Distributor, but shall not be assignable by Company without written consent of Distributor except to a wholly owned subsidiary of Company or Company's successor by any bona fide merger, reorganization, or consolidation. In the event of any such assignment, the parties hereto shall remain liable for the faithful performance of this contract in all respects by their respective assigns, and such assigns by acceptance of such transfer or assignment shall likewise become bound for the full performance of this contract until its expiration; provided that, in the event of an assignment of this contract by Distributor to TVA, the regulations of Distributor referred to in section 2 above shall be replaced by TVA's then current Schedule of Terms and Conditions and any rules and regulations applicable to customers of the same class as Company.

SECTION 6 - DUPLICATE ORIGINALS

      Any number of duplicate originals of this contract may be executed, and all such duplicates shall constitute but one and the same instrument.

                 TALLAHATCHIE VALLEY ELECTRIC POWER ASSOCIATION

                        GENERAL POWER RATE--SCHEDULE GSB
                                 (October 1997)*

                                  Availability

      This rate shall apply to the firm electric power requirements where a customer's currently effective contract demand is greater than 5,000 kW but not more than 15,000 kW.

                              Character of Service

      Alternating current, single- or three-phase. 60 hertz. Power shall be delivered at a transmission voltage of 161 kV or, if such transmission voltage is not available, at the highest voltage available in the vicinity, unless at the customer's request a lower standard voltage is agreed upon.

                                  Base Charges

        Customer Charge:   $1,500 per delivery point per month

        Demand Charge:     $10.85 per kW of billing demand per month, plus an
                           additional

                           $10.85 per kW per month for each kW, if any, of the amount by which the customer's billing demand exceeds its contract demand

        Energy Charge:     2.825 (cents) per kWh for up to 620 hours use of
                           metered demand per month

                           2.306 (cents) per kWh for all additional kWh per month

                                   Adjustment

      The base demand and energy charges shall be increased or decreased in accordance with the current Adjustment Addendum published by TVA. (In addition, such charges shall be increased or decreased to correspond to increases or decreases determined by TVA in the value of the hydro generation benefit allocated to residential customers.)

                            Facilities Rental Charge

      There shall be no facilities rental charge under this rate schedule for delivery at bulk transmission voltage levels of 161 kV or higher. For delivery at less than 161 kV, there shall be added to the customer's bill a facilities rental charge. This charge shall be 36 (cents) per kW per month except for delivery at voltages below 46 kV, in which case the charge shall be 93 (cents) per kW per month for the first 10,000 kW and 73 (cents) per kW per month for the excess over 10,000 kW. Such charge shall be applied to the higher of
(1) the highest billing demand established during the latest 12-consecutive-month period or (2) the

* Incorporates June 1993 Hydro Realignment Adjustments and adjustments set out in October 1997 Adjustment Addendum


                                                                    Schedule GSB
                                                                    October 1997
customer's currently effective contract demand and shall be in addition to all other charges under this rate schedule, including minimum bill charges.

                             Reactive Demand Charges

      If the reactive demand (in kVAR) is lagging during the 30-consecutive-minute period beginning or ending on a clock hour of the month in which the customer's highest metered demand occurs, there shall be added to the customer's bill a reactive charge of 78 (cents) per kVAR of the amount, if any, by which the reactive demand exceeds 33 percent of such metered demand. If the reactive demand (in kVAR) is leading during the 30-consecutive-minute period beginning or ending on a clock hour of the month in which the customer's lowest metered demand (excluding any metered demands which are less than 25 percent of the highest metered demand) occurs, there shall be added to the customer's bill a reactive charge of 33 (cents) per kVAR of the amount of reactive demand. Such charges shall be in addition to all other charges under this rate schedule, including minimum bill charges.

                             Determination of Demand

      Distributor shall meter the demands in kW of all customers served under this rate schedule. The metered demand for any month shall be the highest average during any 30-consecutive-minute period beginning or ending on a clock hour of the month of the load metered in kW, and such amount shall be used as the billing demand, except that the billing demand for any month shall in no case be less than the sum of (1) 30 percent of the first 5,000 kW and (2) 40 percent of any kW in excess of 5,000 kW of the higher of the currently effective contract demand or the highest billing demand established during the preceding 12 months.

                                  Minimum Bill

      The monthly bill under this rate schedule, excluding any facilities rental charges and any reactive charges, shall not be less than the sum of (1) the base customer charge, (2) the base demand charge, as adjusted (but excluding the additional portion thereof applicable to excess of billing demand over contract demand) applied to the customer's billing demand, and (3) the base energy charge. as adjusted, applied to the customer's energy takings.

      Distributor may require minimum bills higher than those stated above.

                              Contract Requirement

      Distributor shall require contracts for all service provided under this rate schedule. The contract shall be for an initial term of at least 5 years and any renewals or extensions of the initial contract shall be for a term of at least 1 year; after 10 years of service, any such contract for the renewal or extension of service may provide for termination upon not less than 4 months' notice. The customer shall contract for its maximum requirements, which shall not exceed the amount of power capable of being used by customer, and Distributor shall not be obligated to supply power in greater amount at any time than the customer's currently effective contract demand. If the


                                                                    Schedule GSB
                                                                    October 1997
customer uses any power other than that supplied by Distributor under this rate schedule, the contract may include other special provisions. The rate schedule in any power contract shall be subject to adjustment, modification, change, or replacement from time to time as provided under the power contract between Distributor and TVA.

                                    Payment

      Bills under this rate schedule will be rendered monthly. Any amount of bill unpaid alter due date specified on bill may be subject to additional charges under Distributor's standard policy.

                              Single-Point Delivery

      The charges under this rate schedule are based upon the supply of service through a single delivery and metering point, and at a single voltage. If service is supplied to the same customer through more than one point of delivery or at different voltages, the supply of service at each delivery and metering point and at each different voltage shall be separately metered and billed.

                         -----------------------------

           Service is subject to Rules and Regulations of Distributor.


                                                                    Schedule GSB
                                                                    October 1997

                 TALLAHATCHIE VALLEY ELECTRIC POWER ASSOCIATION

                        GENERAL POWER RATE--SCHEDULE GSA
                               (October 1997, R1)*

                                  Availability

      This rate shall apply to the firm power requirements (where a customer's contract demand is 5,000 kW or less) for electric service to commercial, industrial, and governmental customers, and to institutional customers including, without limitation, churches, clubs, fraternities, orphanages, nursing homes, rooming or boarding houses, and like customers. This rate shall also apply to customers to whom service is not available under any other resale rate schedule.

                              Character of Service

      Alternating current, single- or three-phase, 60 hertz. Power shall be delivered at a service voltage available in the vicinity or agreed to by Distributor.

                                  Base Charges

1. If (a) the higher of (i) the customer's currently effective contract demand, if any. or (ii) its highest billing demand during the latest 12-month period is not more than 50 kW and (b) customer's monthly energy takings for any month during such period do not exceed 15,000 kWh:

      Customer Charge:          $13.35 per delivery point per month

      Energy Charge:            6.606 (cents) per kWh per month

2. If (a) the higher of (i) the customer's currently effective contract demand or (ii) its highest billing demand during the latest 1 2-month period is greater than 50 kW but not more than 1,000 kW or (b) if the customer's billing demand is less than 50 kW and its energy takings for any month during such period exceed 15,000 kWh:

      Customer Charge:          $27.00 per delivery point per month

      Demand Charge:            First 50 kW of billing demand per month, no
                                demand charge

                                Excess over 50 kW of billing demand per month, at $9.58 per kW

      Energy Charge:            First 15,000 kWh per month at 6.536 (cents) per
                                kWh

                                Additional kWh per month at 3.316 (cents) per kWh

* Incorporates June 1993 Hydro Realignment Adjustments and adjustments set out in October 1997 Adjustment Addendum


                                                                    Schedule GSA
                                                                October 1997, R1

3.    If (a) the higher of the customer's currently effective contract demand or
      (b) its highest billing demand during the latest 12-month period is greater than 1,000 kW:

      Customer Charge:          $31.50 per delivery point per month

      Demand Charge:            First 1,000 kW of billing demand per month, at
                                $9.27 per kW

                                Excess over 1,000 kW of billing demand per month, at $9.86 per kW, plus an additional

                                $9.86 per kW per month for each kW if any, of the amount by which the customer's billing demand exceeds the higher of 2,500 kW or its contract demand

      Energy Charge:            3.366 (cents) per kWh per month

                                   Adjustment

      The base demand and energy charges shall be increased or decreased in accordance with the current Adjustment Addendum published by TVA. (In addition, such charges shall be increased or decreased to correspond to increases or decreases determined by TVA in the value of the hydro generation benefit allocated to residential customers.)

                             Determination of Demand

      Distributor shall meter the demands in kW of all customers having loads in excess of 50 kW. The metered demand for any month shall be the highest average during any 30-consecutive-minute period of the month of the load metered in kW. The measured demand for any month shall be the higher of the highest average during any 30-consecutive-minute period of the month of (a) the load metered in kW or (b) 85 percent of the load in kVA plus an additional 10 percent for that part of the load over 5,000 kVA. and such measured demand shall be used as the billing demand, except that the billing demand for any month shall in no case be less than 30 percent of the higher of the currently effective contract demand or the highest billing demand established during the preceding 12 months.

                                  Minimum Bill

      The monthly bill under this rate schedule shall not be less than the sum of (a) the base customer charge, (b) the base demand charge, as adjusted, applied to the customer's billing demand. and (c) the base energy charge, as adjusted, applied to the customer's energy takings; provided, however, that, under 2 of the Base Charges, the monthly bill shall in no event be less than the sum of (a) the base customer charge and (b) 20 percent of the portion of the base demand charge, as adjusted, applicable to the second block (excess over 50 kW) of billing demand, multiplied by the higher of the customer's currently effective contract demand or its highest billing demand established during the preceding 12 months.

      Distributor may require minimum bills higher than those stated above.


                                                                    Schedule GSA
                                                                October 1997, R1

                                Seasonal Service

      Customers who contract for service on a seasonal basis shall be limited to 2,500 kW and shall pay the above charges, as adjusted, plus an additional seasonal use charge equal to 1.0 (cents) per kWh per month under 1 of the Base Charges, or 1.0 (cents) per kWh per month of the lesser of (A) the amount computed by multiplying 300 hours by the customer's billing demand or (B) the customer's energy takings for the month under parts 2 and 3 of the Base Charges.

      For such customers, the exception language under the Determination of Demand section and the minimum bill provided for above shall not apply. Distributor may require additional charges to provide recovery of costs for customer-specific distribution facilities.

                              Contract Requirement

      Distributor may require contracts for service provided under this rate schedule. Customers whose demand requirements exceed 50 kW shall be required to execute contracts and such contracts shall be for an initial term of at least 1 year. The customer shall contract for its maximum requirements, which shall not exceed the amount of power capable of being used by customer, and Distributor shall not be obligated to supply power in greater amount at any time than the customer's currently effective contract demand. If the customer uses any power other than that supplied by Distributor under this rate schedule, the contract may include other special provisions. The rate schedule in any power contract shall be subject to adjustment, modification, change, or replacement from time to time as provided under the power contract between Distributor and TVA.

                                     Payment

      Bills under this rate schedule will be rendered monthly. Any amount of bill unpaid after due date specified on bill may be subject to additional charges under Distributor's standard policy.

                              Single-Point Delivery

      The charges under this rate schedule are based upon the supply of service through a single delivery and metering point, and at a single voltage. If service is supplied to the same customer through more than one point of delivery or at different voltages, the supply of service at each delivery and metering point and at each different voltage shall be separately metered and billed.

                      ------------------------------------

      Service is subject to Rules and Regulations of Distributor.


                                                                    Schedule GSA
                                                                October 1997, R1
                                                                     Page 3 of 3